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                              CERTIFICATE OF DESIGNATION
                                          OF
                          CLASS A AND CLASS B COMMON SHARES
                                          OF
                      SERIES A, SERIES B, SERIES C AND SERIES E
                                        AND OF
                     CLASS A, CLASS B AND CLASS Y COMMON SHARES
                                          OF
                                SERIES K AND SERIES L
                                        AND OF
                          CLASS A AND CLASS Y COMMON SHARES
                                          OF
                                       SERIES H
                                          OF
                                  PIPER FUNDS, INC.

    The undersigned duly elected Secretary of Piper Funds, Inc., a Minnesota corporation (the "Corporation"), hereby certifies that the following is a true, complete and correct copy of resolutions duly adopted by a majority of the directors of the Board of Directors of the Corporation on November 15, 1996:

         WHEREAS, the total authorized number of shares of the Corporation is ten trillion, all of which shares are common shares, par value $.01 per share, as set forth in the Corporation's Restated Articles of Incorporation (the "Articles");

         WHEREAS, ten billion of such shares have been designated in the Articles as Series A Common Shares, ten billion have been designated as Series B Common Shares, ten billion have been designated as Series C Common Shares, one hundred billion have been designated as Series E Common Shares, ten billion have been designated as Series H Common Shares, ten billion have been designated as Series K Common Shares and ten billion have been designated as Series L Common Shares; and

         WHEREAS, pursuant to Section 5(b) of the Articles, the shares of each Series may be classified by the Board of Directors in one or more classes with such relative rights and preferences as shall be stated or expressed in a resolution or resolutions providing for the issue of any such class or classes as may be adopted from time to time by the Board of Directors of the Corporation.

         NOW, THEREFORE, BE IT RESOLVED, that of the ten billion shares designated in the Articles as Series A Common Shares, four billion are hereby designated as Series A, Class A Common Shares, two billion are hereby designated as Series A, Class B Common Shares, the remaining four billion Series A Common Shares shall remain undesignated as to class, and the


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    Series A Common Shares which are outstanding on the date hereof are hereby redesignated as Series A, Class A Common Shares.

         FURTHER RESOLVED, that of the ten billion shares designated in the Articles as Series B Common Shares, four billion are hereby designated as Series B, Class A Common Shares, two billion are hereby designated as Series B, Class B Common Shares, the remaining four billion Series B Common Shares shall remain undesignated as to class, and the Series B Common Shares which are outstanding on the date hereof are hereby redesignated as Series B, Class A Common Shares.

         FURTHER RESOLVED, that of the ten billion shares designated in the Articles as Series C Common Shares, four billion are hereby designated as Series C, Class A Common Shares, two billion are hereby designated as Series C, Class B Common Shares, the remaining four billion Series C Common Shares shall remain undesignated as to class, and the Series C Common Shares which are outstanding on the date hereof are hereby redesignated as Series C, Class A Common Shares.

         FURTHER RESOLVED, that of the one hundred billion shares designated in the Articles as Series E Common Shares, eighty billion are hereby designated as Series E, Class A Common Shares, ten billion are hereby designated as Series E, Class B Common Shares, the remaining ten billion Series E Common Shares shall remain undesignated as to class, and the Series E Common Shares which are outstanding on the date hereof are hereby redesignated as Series E, Class A Common Shares.

         FURTHER RESOLVED, that of the ten billion shares designated in the Articles as Series H Common Shares, four billion are hereby designated as Series H, Class A Common Shares, one billion are hereby designated as Series H, Class Y Common Shares, the remaining five billion Series H Common Shares shall remain undesignated as to class, and the Series H Common Shares which are outstanding on the date hereof are hereby redesignated as Series H, Class A Common Shares.

         FURTHER RESOLVED, that of the ten billion shares designated in the Articles as Series K Common Shares, four billion are hereby designated as Series K, Class A Common Shares, two billion are hereby designated as Series K, Class B Common Shares, one billion are hereby designated as Series K, Class Y Common Shares, the remaining three billion Series K Common Shares shall remain undesignated as to class, and the Series K Common Shares which are outstanding on the date hereof are hereby redesignated as Series K, Class A Common Shares.

         FURTHER RESOLVED, that of the ten billion shares designated in the Articles as Series L Common Shares, four billion are hereby designated as


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    Series L, Class A Common Shares, two billion are hereby designated as
    Series L, Class B Common Shares, one billion are hereby designated as Series L, Class Y Common Shares, the remaining three billion Series L Common Shares shall remain undesignated as to class, and the Series L Common Shares which are outstanding on the date hereof are hereby redesignated as Series L, Class A Common Shares.

         FURTHER RESOLVED, that each class of Common Shares designated by these resolutions may be subject to such charges and expenses (including, by way of example but not by way of limitation, such front-end and deferred sales charges as may be permitted under the Investment Company Act of 1940 (the "1940 Act") and the rules of the National Association of Securities Dealers, Inc., and expenses under Rule 12b-1 plans, administration plans, service plans or other plans or arrangements, however designated) adopted from time to time by the Board of Directors of the Corporation in accordance, to the extent applicable, with the 1940 Act, which charges and expenses may differ from those applicable to another class, and all of the charges and expenses to which a class is subject shall be borne by such class and shall be appropriately reflected in determining the net asset value and the amounts payable with respect to dividends and distributions on, and redemptions or liquidation of, such class.

    IN WITNESS WHEREOF, the undersigned has signed this Certificate of Designation on behalf of the Corporation this 29th day of January 1997.



                                          /s/ Susan S. Miley
                                       ------------------------------------
                                       Susan S. Miley, Secretary